EXHIBIT 99.02


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------


     NON-QUALIFIED STOCK OPTION AGREEMENT (this "Option Agreement") made as of the date specified on Annex A attached hereto (the "Grant Date"), between R.H. Donnelley Corporation, a Delaware corporation (the "Company"), and the undersigned individual (the "Participant"), pursuant to the R.H. Donnelley Corporation 2001 Stock Award and Incentive Plan (as may be amended from time to time, the "2001 Plan"), a copy of which you may access electronically on the RHD Intranet under "Human Resources". Unless otherwise defined herein, the terms defined in the 2001 Plan shall have the same defined meanings in this Option Agreement.

     In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the validity and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

     1. Grant of Option. The Company hereby grants to the Participant the right and option (this "Option") to purchase all or any part of an aggregate of the number of shares specified on Annex A of the Company's Common Stock, par value $1.00 per share (the "Shares"). This Option is in all respects limited and conditioned as hereinafter provided, and is subject to the terms and conditions of the 2001 Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any terms of this Option Agreement). This Option is a non-qualified Option and not an Incentive Stock Option.

     2. Exercise Price. The exercise price per share of the Shares purchasable under this Option is specified on Annex A (the "Exercise Price"), which is equal to the Fair Market Value of Stock as of the Grant Date.

     3. Term. Unless earlier terminated pursuant to the 2001 Plan or this Option Agreement, this Option shall expire on the expiration date specified on Annex A (the "Expiration Date"), which is the tenth anniversary of the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

     4. Exercise of Option. Unless otherwise specified on Annex A, this Option may be exercised in four equal installments of the Shares on each of the first four anniversaries of the Grant Date, so that this Option shall be exercisable as to all Shares on the last such anniversary. Any portion of this Option that becomes exercisable in accordance with the foregoing shall remain exercisable, subject to the 2001 Plan or this Option Agreement (including without limitation Paragraph 8), until the Expiration Date or until other termination of this Option in accordance with the 2001 Plan. Prior to the exercise of this Option, the Participant shall not have any rights of a stockholder with respect to this Option or the Shares subject to this Option.

     5. Method of Exercising Option. (a) Subject to the terms and conditions of the 2001 Plan and this Option Agreement, this Option may be exercised upon written notice to the Company at its principal office, which is currently located at One Manhattanville Road, Purchase, New York 10577, Attention: Vice President - Compensation. Such notice (a suggested form of which is attached as Annex B) shall state the Participant's election to exercise this Option and the number of shares with

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respect to which it is being exercised; shall be signed by the Participant
(or permitted assignee or legal representative); shall, if the Company so requests, be accompanied by the investment representation statement referred to in Paragraph 6; and shall be accompanied by payment of the full Exercise Price of the Shares with respect to which this Option is exercised. The Exercise Price shall be paid to the Company:

                           (i)    in cash or its equivalent;

                           (ii)   in Stock previously acquired by the
                  Participant; provided that such shares of Stock have been owned by the Participant for more than 6 months on the date of exercise and have a Fair Market Value as of the date of exercise equal to the Exercise Price of the Shares with respect to which this Option is exercised; or

                           (iii)  in any combination of (i) or (ii) above.

In the event such Exercise Price is to be paid, in whole or in part, with shares of Stock, the Committee may impose additional requirements on the payment of the Exercise Price through the surrender of such Stock.

                  (b) Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which this Option is so exercised. The certificate or certificates for the Shares as to which this Option shall have been so exercised shall be registered in the name of the person or persons so exercising this Option (or, if this Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising this Option, shall be registered in the name of the Participant and the Participant's spouse, jointly, with right of survivorship or a trust established by the Participant for estate planning purposes) and shall be delivered as provided above to or upon the written order of the person or persons exercising this Option. In the event this Option is exercised by any person or persons after the legal disability or death of the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option. All Shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and non-assessable by the Company.

                  (c) Notwithstanding any provision in this Paragraph 5 to the contrary, this Option may be exercised in such other manner consistent with the 2001 Plan and applicable law as from time to time may be authorized in writing by the Company with respect to such "cashless" option exercise arrangements as the Company from time to time may maintain with securities brokers. Any such arrangements and written authorizations may be terminated at any time by the Company without notice to the Participant.

     6. Shares to be Purchased for Investment. In the event the offer and sale of Shares to be purchased upon the exercise of this Option are not covered by a then effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the Company may require as a condition to such exercise the Participant (or other person entitled to exercise this Option) to deliver to the Company an investment representation statement, as well as any other documentation or information as the Committee shall reasonably request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act or of any state laws or regulations. Such restrictions may, at the discretion of the Company, be noted or set forth in full on the share certificates issued upon exercise of this Option.

     7. Non-Transferability of Option; Forfeiture. (a) This Option shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Participant to any party (other than the Company or its subsidiary or affiliate), or assigned or transferred by the Participant, other than by will or the laws of descent and distribution or to a Beneficiary upon the death of the Participant, and during the lifetime of the Participant, this Option shall be exercisable only by the Participant or his or her guardian or legal representative, except that this Option may be transferred to one or more transferees during the lifetime of the Participant and may be exercised by such transferees in accordance with the terms of this Option, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales of Shares will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A Beneficiary, transferee or other person claiming any rights under the 2001 Plan from or through the Participant shall be subject to all terms and conditions of the 2001 Plan and this Option Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

                  (b) This Option, any Shares purchased hereunder and any gains realized upon exercise of this Option are subject to forfeiture under certain circumstances in accordance with Section 11 of the 2001 Plan.

     8. Termination of Employment. (a) Exercisability Upon Termination by Death, Disability or Retirement. If the Participant's employment by the Company or any subsidiary or affiliate terminates by reason of death, Disability (as defined below) or Retirement (as defined below), this Option may be exercised until the earlier to occur of one year after the date of such termination or the Expiration Date, to the full extent of this Option, regardless of the extent to which it was exercisable at the time of such death, Disability or Retirement; provided, however, that in the event of Early Retirement (as defined below), the entire vested portion of this Option and 50% of the unvested portion of this Option shall be exercisable during such period. Upon expiration of any such post-termination exercise period, this Option shall terminate.

                  (b) Effect of Other Termination. Unless otherwise determined by the Committee, if the Participant's employment by the Company or any subsidiary or affiliate terminates for any reason, other than death, Disability or Retirement or for Cause, this Option shall be exercisable during the period of 90 days after such termination or until the Expiration Date, whichever period is shorter, but only to the extent to which this Option was exercisable at the time of such termination. If such termination is for Cause, then this Option shall terminate upon such termination, unless otherwise determined by the Committee. Upon expiration of any such post-termination exercise period, this Option shall terminate.

                  (c) Definitions. The term "Disability" shall have the meaning defined for such term in the long-term disability plan of the Company, as in effect from time to time, and the term "Retirement" shall mean your termination after your attaining (i) age 50 years with 20 years of service with the Company or any of its subsidiaries or affiliates ("Early Retirement"), (ii) age 55 years with 10 years of service with the Company or any of its subsidiaries or affiliates or (iii) age 65 years without regard to years of such service.

     9. Change in Control. Upon a Change in Control, this Option will be subject to Section 10 of the 2001 Plan.

     10. No Guarantee of Continued Employment or Other Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO PARAGRAPH 4 IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT'S RIGHT TO TERMINATE OR THE COMPANY'S RIGHT TO TERMINATE THE PARTICIPANT AT ANY TIME, WITH OR WITHOUT CAUSE.

     11. Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any payment relating to this Option, including from a distribution of Stock, or any payroll or other payment to the Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving this Option, and to take such other action as the Committee may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to this Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Notwithstanding any provision in the 2001 Plan to the contrary, only the minimum amount of Stock deliverable in connection with this Option necessary to satisfy statutory withholding requirements will be withheld.

     12. Governing Law; Entire Agreement; Option Surrender. (a) The validity, construction and effect of this Option Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law, and applicable provisions of federal law.

                  (b) The 2001 Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the matter hereof. Any modification of this Option Agreement must be in writing signed by the

         Company (oral statements by any person cannot modify this Option Agreement). Decisions of the Committee with respect to the administration and interpretation of the 2001 Plan and this Option Agreement shall be final, conclusive and binding on all persons interested therein.

                  (c) As a condition to the right to exercise this Option, the Participant must not have theretofore delivered to the Company a written document signed by the Participant surrendering the Option to the Company.

     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its duly authorized officers and the Participant has executed this Option Agreement, each on Annex A, as of the Grant Date.

                                                                         ANNEX A

Participant Name:


Address:              [Address]


Soc. Sec./Tax ID No.: _____-____-_____


Grant Date:              ___/___/20__


Expiration Date:         ___/___/20__

Number of Shares:     [Number]


Exercise Price:         $___.___ per Share


Vesting Schedule: In four equal installments on the first four anniversaries of the Grant Date, unless otherwise specified as follows:


                                   R.H. Donnelley Corporation



                                   By:    ______________________________________
                                          Name:
                                          Title: Vice President - Compensation




                                   ACCEPTED AND AGREED TO:



                                   _____________________________________________
                                   Name (please print):

                                                                         ANNEX B

                Notice of Exercise of Non-Qualified Stock Option


R.H. Donnelley Corporation
One Manhattanville Road
Purchase, NY 10577
Attn: Vice President - Compensation

Ladies and Gentlemen:

Reference is made to the R.H. Donnelley 2001 Stock Award and Incentive Plan (as may be amended from time to time, the "2001 Plan"). Unless otherwise defined herein, the terms defined in the 2001 Plan shall have the same defined meanings in this Notice of Exercise.

I hereby exercise the Non-Qualified Stock Option granted to me on ______________ __, 20__ (the "Option") by R.H. Donnelley Corporation (the "Company") pursuant to the 2001 Plan with respect to the following number of shares of the Company's Common Stock, par value $1.00 per share ("Shares"), covered thereby:

          Number of Shares to be purchased                     _______________

          Exercise Price per Share                        $______________
                   (Annex A of my Option Agreement)

          Total Exercise Price                            $______________

[Check one of the following to indicate method of payment:]

___ A. Cash: Enclosed is cash or its equivalent, in the amount of $_________ in full payment of the Total Exercise Price.

___ B. Stock:  I am paying by surrender of ___________ Share(s) with a total
       Fair Market Value of $___________ on the date hereof in full payment of the Total Exercise Price, as set forth on the attached "Surrendered Shares Exercise Form".

___ C. Part Cash/Part Stock: In full payment of the Total Exercise
       Price, I enclose cash or its equivalent in the amount of $____________ and am paying the balance of Total Exercise
       Price by surrender of ___ Share(s) with a total Fair Market Value of $__________ on the date hereof, as set forth on the attached "Surrendered Shares Exercise Form".

___ D. Broker-Assisted Cashless Exercise: I authorize the broker with which I maintain (or am currently establishing) an account, to act as my agent with respect to the immediate sale of Shares acquired through this exercise of the Option under the broker-assisted "cashless" exercise program offered by the Company. I hereby assign to the Company a portion of the proceeds from the sale of the Shares equal to the Total Exercise Price. I direct the withholding of taxes at applicable rates from the proceeds at the time of exercise. I understand that standard commission fees and related amounts will also be withheld and paid out of the proceeds of the sale of the Shares.

     Please have the certificate or certificates representing the purchased Shares registered in the following name or names(1)_____________________________ and sent to ___________________________________________________________________
_______________________________________________________________________________.

DATE:  _____________________, _________.

                                             ___________________________________
                                             Name (please print):



_________________________
(1) Certificates may be registered in the name of the Participant alone, or in the names of the Participant and his or her spouse, jointly, with right of survivorship, or a trust established by the Participant for estate planning purposes.

                        Surrendered Shares Exercise Form
                        --------------------------------


     By signing below, I elect and agree that the specified portion of the exercise price of my Option being exercised in accordance with the Notice of Exercise to which this Form is attached is to be paid by the surrender of (insert number) _______ previously acquired shares of common stock (the "Surrendered Shares") of R.H. Donnelley Corporation (the "Company"), as specified below.

By signing below, I hereby represent and warrant:

         (a) That the Surrendered Shares, if acquired by me under a plan of the Company (or a predecessor), were acquired more than six months before the date of delivery of the Notice of Exercise (Note: If you used shares to pay the exercise price of an option in the preceding six months, those shares are deemed to be acquired upon that exercise and cannot be used again to pay the exercise price until at least six months later.)

         (b) That I am the owner of the Surrendered Shares, and that the Surrendered Shares are (select one):

                  ____  (1) Delivered herewith by surrender of the enclosed
                            stock certificate(s) and duly signed stock power(s); or

                  ____  (2) Evidenced by the following stock certificate(s), which I hereby irrevocably agree to deliver immediately to the Company, if requested by the Company, at any time before the settlement of the Option exercise specified in the Notice of Exercise:



Certificate Number(s)      Registered Owners          Total Number of Shares
---------------------      ------------------------   ----------------------
---------------------      ------------------------   ----------------------

---------------------      ------------------------   ----------------------; or


                  ____  (3) Evidenced by stock certificate(s) held by a nominee in the following account maintained by a brokerage or financial services firm; I hereby irrevocably agree to deliver immediately to the Company, if requested by the Company, the Surrendered Shares held in such account at any time before the settlement of the Option exercise specified in the Notice of Exercise:



Brokerage/Financial Firm   Name(s) of Account Owners  Account Number(s)
------------------------   -------------------------  -----------------
Name: __________________   _________________________  _________________

Address:_______________________________________________________________


------------------------                          ---------------------
Signature                                                 Date

If any stock certificate or account listed in (2) or (3) above is owned in part by any other person (the "Joint Owner"), such Joint Owner must also sign this Form. By signing below, the Joint Owner consents to the surrender of the Surrendered Shares in payment of the exercise price of the Option, and irrevocably agrees to deliver immediately one or more certificates evidencing the Surrendered Shares, if requested by the Company, at any time before the settlement of the Option exercise.



------------------------                          ---------------------
Signature                                                 Date


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